Exhibit 99.1

   UNITED ONLINE, INC. SUCCESSFULLY COMPLETES THE ACQUISITION OF FTD GROUP, INC. FOR APPROXIMATELY $754 MILLION

           THE ACQUISITION, INCLUDING THE WORLD-CLASS FTD AND INTERFLORA BRANDS, SIGNIFICANTLY DIVERSIFIES UNITED ONLINE’S REVENUE STREAMS AND PROFITABILITY

WOODLAND HILLS, Calif., August 26, 2008 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today announced that it has successfully completed the acquisition of FTD Group, Inc. (“FTD”) for $10.15 in cash and 0.4087 of a share of United Online common stock for each share of FTD common stock, for a total value of $14.62 per share of FTD common stock based on United Online’s closing stock price of $10.93 on August 26, 2008.  The total consideration to FTD stockholders will be approximately $441 million, consisting of approximately $307 million in cash and approximately 12.3 million shares of United Online common stock. The remaining purchase price consists of repayment of FTD indebtedness and expenses incurred in connection with the transaction. As a result of the transaction, former FTD stockholders own approximately 15% of United Online.

The acquisition of FTD is expected to provide several strategic benefits to United Online, including a significant increase in scale, diversification of the company’s revenue streams and profitability, and expanded marketing opportunities and efficiencies.

“I am delighted to welcome FTD’s management team and talented employee base to the United Online family,” commented Mark R. Goldston, United Online Chairman, President and Chief Executive Officer. “FTD’s world-class brands, customer demographics and significant Internet presence are a great fit with our existing consumer brands.  We plan to leverage United Online’s proven marketing expertise in attracting consumers to the highly popular www.ftd.com Web site and the 1-800-SENDFTD order line, and to the thousands of FTD-affiliated florists who are the life-blood of this great, nearly 100-year old company.”

Goldston continued, “FTD’s Interflora business unit, which is a premier floral brand in the United Kingdom and Ireland, represents a tremendous opportunity as well and we are looking forward to the international opportunities afforded by the www.Interflora.co.uk Web site and the large base of exclusive Interflora-affiliated florists within those markets.  The FTD and Interflora brands include the Mercury Man logo that is displayed in approximately 45,000 retail floral shops worldwide, and which is one of the most highly displayed retail logos in the world.  We anticipate that our marketing initiatives for FTD will include cross-selling FTD products to our more than 50 million existing domestic consumer accounts across the Classmates, MyPoints, NetZero, and Juno businesses, and utilizing the MyPoints loyalty rewards platform as a mechanism to reward the millions of FTD customers for purchasing products from FTD.”

“The acquisition also provides United Online with a significant increase in scale,” Goldston said.  “For the twelve months ended June 30, 2008, United Online and FTD, on a combined basis, generated revenues of $1,142.4 million and operating income of $169.1 million.  The combined company’s stock-based compensation, depreciation and amortization for such period was $77.7 million.  Finally, while United Online and its subsidiaries will have incurred $435 million in aggregate term debt ($375 million at FTD and its subsidiaries, and $60 million at United Online and its non-FTD subsidiaries) in connection with the transaction, after paying the merger consideration and other transaction-related costs, the company expects to have between $45 million and $55 million in cash on its balance sheet (after payment of its regular quarterly dividend on August 29, 2008), and believes that the indebtedness is manageable in light of the historical financial performance and cash flow characteristics of both United Online and FTD.”

The acquisition was financed in part with the proceeds of term loan borrowings under the previously announced $425 million credit facility, which includes a $50 million revolving credit facility that was undrawn at the closing of the transaction, that a subsidiary of United Online entered into with Wells Fargo Bank, National Association (the obligations under which were assumed by FTD upon the consummation of the acquisition) and United Online’s previously announced $60 million credit facility with Silicon Valley Bank.  The remaining cash consideration in the transaction was paid from United Online’s cash on hand.

United Online anticipates that the acquisition of FTD will result in earnings per share accretion on a GAAP basis in the second quarter of 2009 and for the calendar year ending December 31, 2009.  In addition, as previously announced, United Online expects to decrease its regular quarterly cash dividend from $0.20 per share to $0.10 per share in connection with the acquisition, following the distribution of a $0.20 per share dividend to its stockholders on August 29, 2008. The payment of future dividends by United Online is discretionary and will be subject to determination by its board of directors each quarter following its review of United Online’s financial performance and other factors. As a result of the acquisition, FTD will operate as an indirect wholly-owned subsidiary of United Online from FTD’s existing facilities, including its U.S. headquarters in Downers Grove, Illinois and its international headquarters in the United Kingdom.

Additional Information

Shares of FTD common stock will cease to trade on the New York Stock Exchange effective at the close of trading on the New York Stock Exchange on August 26, 2008, while shares of United Online common stock will continue to trade on the Nasdaq Global Select Market under the ticker symbol “UNTD.” United Online expects to report its third quarter financial results, which will include the results of FTD from the date of acquisition, in early November 2008.

About United Online

United Online (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 60 million registered consumer accounts.  The company’s floral-related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland.  The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 45,000 retail floral shops worldwide.  The company’s Classmates Media services include online social networking (www.Classmates.com) and online loyalty marketing (www.MyPoints.com) in North America.  Classmates Media also operates online social networking Web sites in a number of European countries.  The company’s Communications services include value-priced Internet access and email provided by NetZero (www.netzero.com) and Juno (www.Juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., Canada, the United Kingdom, the Republic of Ireland, Germany, and India.  More information about United Online is available on the company’s Web site located at: www.unitedonline.com.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are based on management’s current expectations, estimates and projections and include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: failure of the transaction to be accretive to earnings per share when anticipated, if ever; inability to successfully integrate the financial, accounting and administrative functions of United Online and FTD; failure to achieve expanded marketing opportunities and efficiencies and other benefits; the impact of, and restrictions associated with, the debt incurred in connection with the acquisition of FTD; risks associated with the combined business as well as the risk factors relating to each business as disclosed in United Online’s and FTD’s respective filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Except as required by law, United Online undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  United Online, Inc.

Investors:
Erik Randerson, CFA
818.287.3350
ir@untd.com

Press:
Scott Matulis
818.287.3388
pr@untd.com

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